Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Exhibit 10.2

SECOND AMENDMENT TO OFFICE LEASE

THIS SECOND AMENDMENT TO OFFICE LEASE dated as of May 27, 2021

(this “Second Amendment”), is entered into by and between CSHV PEN FACTORY, LLC, a Delaware limited liability company (“Landlord”), and GOODRX, INC., a Delaware corporation (“Tenant”), with reference to the following:

R E C I T A L S

A.
WHEREAS, Landlord and Tenant entered into that certain Office Lease dated September [undated], 2019 (the “Original Lease”), as amended by that certain First Amendment to Office Lease dated as of August 14, 2020 (the “First Amendment” and, together with the Original Lease, collectively, the “Lease”), by and between Landlord and Tenant, for the lease of certain premises (the “Existing Premises”) consisting of approximately 73,869 rentable (65,661 usable) square feet known as Suite 200 in that certain building (the “Building”) with an address of 2701 Olympic Boulevard, West Building/Building A, Santa Monica, California 90404, commonly known and identified as being part of Pen Factory, as more particularly described in the Lease. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Lease. Unless the context clearly indicates otherwise, all references to the “Lease” in the Lease and in this Second Amendment shall hereinafter be deemed to refer to the Lease, as amended hereby.

B.
WHEREAS, Landlord and Tenant desire by this Second Amendment to amend the Lease in order to (a) expand the Existing Premises to include the balance of the rentable and usable square footages of the Building, i.e., approximately 57,880 rentable (51,449 usable) square feet known as Suite 300 in the Building, as more particularly shown on Exhibit A attached hereto and incorporated herein (the “Expansion Space”; the Expansion Space, together with the Existing Premises, may collectively be referred to herein as the “Expanded Premises”), (b) provide for the Lease Term applicable to the Expansion Space, (c) provide for the Base Rent applicable to the Expansion Space, (d) provide for the construction of the “Second Amendment Tenant Improvements” (as such term is defined in that certain Second Amendment Work Letter (the “Second Amendment Work Letter”) attached hereto and incorporated herein as Exhibit B), and (e) further amend, modify and supplement the Lease as set forth herein.

NOW, THEREFORE, in consideration of the foregoing Recitals (which are incorporated herein by this reference), for the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Landlord and Tenant hereby agree as follows:

A G R E E M E N T

1.
Expansion Space.

(a)
Addition of Expansion Space. In addition to the Existing Premises, effective as of October 1, 2022 (the “Expansion Space Commencement Date”) and continuing for the duration of the “Expansion Space Lease Term” (as defined below), Landlord shall lease to
(b)

Tenant, and Tenant shall lease from Landlord, the Expansion Space upon all of the terms of the Lease, as modified herein. For the avoidance of doubt, the parties acknowledge that the Expansion Space Commencement Date shall not be deemed to have occurred if Tenant accesses the

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Expansion Space early for the “Construction License Period Early Access” or the “Non-Intrusive Early Access” as each such term is defined in Sections 1(d) and (e) below, respectively. Effective as of the Expansion Space Commencement Date, unless the context clearly indicates otherwise, all references to the “Premises” contained in the Lease shall mean and refer to the entirety of the space in the Existing Premises and the Expansion Space, which together is approximately 131,749 rentable (117,110 usable) square feet. Landlord and Tenant hereby acknowledge and agree that the rentable and usable square footages of the Existing Premises, the Expansion Space and the Expanded Premises as stated in this Second Amendment shall be deemed final, conclusive and binding for all purposes under the Lease and, notwithstanding anything to the contrary contained in the Lease, unless stated otherwise in the Lease (including, without limitation, under Section 1.2 of the Original Lease and Section 8(b)(ii)(B) below), shall not be subject to change even if any of the actual rentable or usable square footages are more or less than such stated amounts. Notwithstanding anything to the contrary contained in this Second Amendment (but subject to the remaining terms of this sentence), if (i) substantial completion of the Second Amendment Tenant Improvements is actually delayed as a result of (A) an occurrence under Section 5.2.3.2(i) or (ii) of the Original Lease (dealing with Hazardous Materials) (and Tenant hereby certifies and acknowledges to Landlord that, as of the date of mutual execution of this Second Amendment, Tenant knows of no such occurrence), (B) any maintenance or repair required for the Expansion Space (and not for the Existing Premises or any other portion of the Project), but only to the extent (x) such maintenance or repair is Landlord’s sole and express obligation under Section 7.1 of the Original Lease (for purposes of this subsection (B) only, the parties specifically agree that (aa) anything constituting a BS/BS Exception shall not be deemed Landlord’s sole and express obligation, and (bb) the definition of BS/BS Exception shall not be deemed to include the insurance exclusion originally provided in such Section 7.1 of the Original Lease), and (y) the need for such maintenance or repair was not caused or exacerbated by any Tenant Party or otherwise in connection with Tenant’s performance of the Second Amendment Tenant Improvements or by Tenant’s use or occupancy of the Existing Premises, (C) fire or other casualty covered by Article 11 of the Original Lease, or (D) eminent domain, condemnation or the grant of a deed or other instrument in lieu of eminent domain or condemnation that, in any such case, is covered by Article 13 of the Original Lease, and (ii) such delay is the sole cause (i.e., is not shared with any other cause, including, without limitation, Force Majeure, Tenant’s failure to reasonably and diligently perform the construction of the Second Amendment Tenant Improvements, and/or any other delay caused by Tenant or other event, action or inaction) of the Second Amendment Tenant Improvements not being substantially complete by October 1, 2022 (any such delay under these subsections (i) and (ii) may be referred to herein as a “Special Circumstances Delay”), then, subject to the remaining terms of this sentence, (1) the Expansion Space Commencement Date shall be delayed by one (1) day for each day after October 1, 2022 that such substantial completion does not occur solely as a result of a Special Circumstances Delay, (2) the “Expansion Space Lease Expiration Date” (as defined below) shall also be delayed on the same day-for-day basis, and (3) the parties shall promptly enter into an amendment to the Lease reflecting the foregoing, which amendment shall also update accordingly and commensurately all dates and other terms of this Second Amendment tied to the Expansion Space Commencement Date occurring on October 1, 2022 and the Expansion Space Lease Expiration Date occurring on July 31, 2033 (it being the specific

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

intent of the parties that the same terms of this Second Amendment shall still apply after accounting for such Special Circumstances Delay); provided, that, notwithstanding anything to the contrary contained herein, no Special Circumstances Delay shall be deemed to have occurred unless (I) Tenant has delivered written notice to Landlord that a Special Circumstances Delay is pending (if Tenant is reasonably capable of making such determination) or has occurred, (II) Landlord fails to cure any such pending delay before it becomes an actual delay, or, if an actual delay has already occurred pursuant to the foregoing, Landlord fails to cure such actual delay within three (3) business days after Landlord’s receipt of such notice from Tenant, and (III) Tenant, as a result of the Special Circumstances Delay, cannot and does not conduct normal business operations from the Expansion Space during any applicable period beginning on October 1, 2022 and ending on the new and delayed Expansion Space Commencement Date resulting from the Special Circumstances Delay (all of which under this subsection (III) shall be reasonably verified and documented by the parties using reasonable cooperation).

(c)
Potential Demising Work. Notwithstanding anything to the contrary contained in the Lease, if, at any time after February 28, 2031 (the “Existing Premises Lease Expiration Date”), Tenant leases a portion but not all of the Expanded Premises such that Landlord requires the separate demise of the portion so leased by Tenant from any portion leased by another tenant or occupant, then, in such event, Tenant shall be responsible for and shall promptly pay all costs incurred by Landlord (which shall be incurred at least substantially in accordance with standards applicable to Comparable Buildings) in connection with separately demising any such portions, including, without limitation, for any such work consisting of (i) installing demising walls,

(ii) modifying ceilings, floors, electrical, HVAC, mechanical, plumbing, fire-life-safety and other systems, and (iii) painting.

(d)
Deck Area. Effective as of the Expansion Space Commencement Date, the “Deck Area” as defined in Section 1.1.4 of the Original Lease shall be deemed to include (and the terms of the Original Lease regarding the Deck Area, including, without limitation, the terms of such Section 1.1.4, shall also be deemed to apply to) the following: two (2) outdoor decks adjacent to the south side of the Expansion Space as shown on Exhibit A attached hereto (for such purposes, the “New Deck Areas”). For the avoidance of doubt, the parties specifically agree that nothing contained in this paragraph shall be deemed to modify the terms of such Section 1.1.4 of the Original Lease regarding the Deck Area applicable to the Existing Premises, except as follows (which modification shall be deemed to apply with respect to the New Deck Areas as well): both references to “the expiration or earlier termination of this Lease” in such Section 1.1.4 shall be deemed deleted and replaced with “the expiration or earlier termination of this Lease for the portion of the Premises that is attached to the applicable Deck Area”. Also, for the avoidance of doubt, the parties specifically acknowledge that the terms of Section 1.1.4 of the Original Lease granting Tenant exclusive rights shall also apply with respect to the New Deck Areas during the Expansion Space Lease Term.

(e)
Construction License Period. During the period (the “Construction License Period”) beginning on January 1, 2022 (the “Construction License Period Commencement Date”) and ending upon the occurrence of the Expansion Space Commencement Date (i.e., on October 1, 2022), Landlord shall allow Tenant an exclusive license to occupy the Expansion Space
(f)

for the sole purpose of Tenant prosecuting construction of the Second Amendment Tenant Improvements, installing Tenant’s permitted furniture, fixtures and equipment in the Expansion Space, moving into the Expansion Space, and conducting Tenant’s business at the Expansion Space in accordance with, and subject to, the terms of the Lease, and not for any other use or purpose (collectively, the “Construction License Period Use”). Tenant’s occupancy of the Expansion Space during the Construction License Period shall be subject to all the terms of the Lease (including, without limitation, those concerning Tenant’s indemnification, insurance, maintenance and repair obligations) as if the Lease were a license agreement for the Expansion

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Space, except that (i) Tenant shall not be required to pay Base Rent for the Expansion Space, Tenant’s Share of Direct Expenses for the Expansion Space (as it relates to both the Building and the Project, as applicable) or parking charges for the Expansion Space (but Tenant shall still be subject to all of the foregoing payment obligations for the Existing Premises in accordance with, and subject to, the terms of the Lease), (ii) Tenant’s parking rights shall be as provided in this paragraph instead of as provided elsewhere in this Second Amendment for the Expansion Space, and any obligation of Landlord to provide utilities and services for the Expansion Space shall be as provided in this paragraph instead of as provided in the Original Lease, and (iii) Tenant shall not be required to vacate and surrender the Expansion Space upon the expiration of the Construction License Period (it being the specific agreement of the parties that, upon such expiration, Tenant’s license of the Expansion Space hereunder shall become a lease of the Expansion Space under the terms of the Lease). Subject to any applicable indemnification obligation of Landlord under Section 10.1 of the Original Lease (and Tenant’s assumptions of risk and releases as provided under such Section 10.1), Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all Claims in any way arising or resulting from or in connection with this paragraph. Subject to the terms of the Lease (including, without limitation, the rules and regulations attached as Exhibit E to the Original Lease), during the Construction License Period and only to the extent required for the Construction License Period Use, the parties hereby agree as follows (for the avoidance of doubt, this sentence shall specifically not apply with respect to the Existing Premises): (A) Tenant and its employees, the “Architect”, the “Engineers”, the “Contractor” and “Tenant’s Agents” (as each such term is defined in the Second Amendment Work Letter) shall have the right to reasonable parking at the Project in reasonable cooperation with Landlord without the payment of any parking charges for the same, and

(B) Landlord shall, without additional charge to Tenant, use reasonable efforts to provide (but only to the extent the same are not impacted by the performance of the Second Amendment Tenant Improvements) normal and customary electricity, HVAC, water and/or elevator service within the Expansion Space for Tenant and its employees, the Architect, the Engineers, the Contractor and Tenant’s Agents; provided, that “, without additional charge to Tenant,” as used in this subsection

(B) shall not apply with respect to any portion of the Expansion Space from which Tenant is conducting business. The terms of this paragraph may collectively be referred to as the “Construction License Period Early Access”.

(g)
Non-Intrusive Early Access. Provided that any such access is non- intrusive and otherwise does not affect the condition of the Expansion Space or require any physical work to be performed within the Expansion Space, Landlord shall allow, subject to Landlord’s availability, Tenant to access the Expansion Space prior to the Construction License Period Commencement Date (such right to access the Expansion Space shall expire and be of no further force or effect upon the occurrence of the Construction License Period Commencement Date) for the
(h)

sole purpose of Tenant performing visual/walk-through planning, visual/walk-through due diligence, measuring, space planning, and designing, all to the extent reasonably required by Tenant in preparation for the Second Amendment Tenant Improvement work and Tenant’s occupancy under the Second Amendment. Tenant shall in no event conduct business in connection with any period of entry into the Expansion Space under this paragraph. As soon as reasonably possible prior to Tenant’s entry into the Expansion Space as permitted by the terms of this paragraph, Tenant shall submit a request to Landlord, for its written approval (not to be

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

unreasonably withheld, conditioned or delayed), which request shall reasonably detail the timing and purpose of Tenant’s entry. Any entry into the Expansion Space by Tenant under this paragraph (all subject to approval in writing in advance by Landlord, which shall not be unreasonably withheld, conditioned or delayed) shall be at the sole risk of Tenant, including, without limitation, theft, bodily injury, vandalism or other damage (but subject in any event to any applicable indemnification obligation of Landlord under Section

10.1 of the Original Lease). For the avoidance of doubt, the parties specifically acknowledge that, during any period of entry into the Expansion Space by Tenant in accordance with, and subject to, the terms of this paragraph, Tenant shall not be required to pay Base Rent for the Expansion Space, Tenant’s Share of Direct Expenses for the Expansion Space (as it relates to both the Building and the Project, as applicable), parking charges for the Expansion Space, or any other charges under the Lease that would otherwise be applicable to the Expansion Space (but Tenant shall still be subject to all of the foregoing payment obligations for the Existing Premises in accordance with, and subject to, the terms of the Lease); provided, that the parties specifically acknowledge that Tenant’s indemnification obligations, assumptions of risk and releases as provided under Section 10.1 of the Original Lease shall apply with respect to any such entry into the Expansion Space by Tenant. Subject to any applicable indemnification obligation of Landlord under Section 10.1 of the Original Lease, Tenant hereby agrees to protect, defend, indemnify and hold Landlord harmless from and against any and all Claims in any way arising or resulting from or in connection with this paragraph. The terms of this paragraph may collectively be referred to as the “Non-Intrusive Early Access”.

2.
Lease Term, Option Terms, Termination Rights for Expansion Space.

(i)
Lease Term for Expansion Space. Effective as of the Expansion Space Commencement Date, the Lease Term shall be separately applicable to the Expansion Space; provided, that, notwithstanding anything to the contrary contained in the Lease and with respect to the Expansion Space only, instead of the initial Lease Term for the Expansion Space being scheduled to expire on the Existing Premises Lease Expiration Date (i.e., February 28, 2031) (as it is for the Existing Premises), the initial Lease Term shall, unless sooner terminated in accordance with the terms of the Lease, instead continue past such Existing Premises Lease Expiration Date to instead expire on the Expansion Space Lease Expiration Date (the Lease Term applicable to the Expansion Space may be separately referred to herein as the “Expansion Space Lease Term”, and the Lease Term applicable to the Existing Premises may be separately referred to herein as the “Existing Premises Lease Term”). Accordingly, effective as of the Expansion Space Commencement Date, (i) all references in the Lease to the “Lease Term” shall, unless the context clearly indicates otherwise, apply to both or each (as applicable) of the Existing Premises and/or the Expansion Space, and (ii) all references in the Lease to the “Lease Expiration Date” shall be deemed to mean the Existing Premises Lease Expiration Date for the Existing Premises and July 31, 2033 for the Expansion Space (for such purposes, the “Expansion Space Lease Expiration Date”). For the
(j)

avoidance of doubt, the parties specifically agree that nothing contained in this paragraph shall be deemed to modify the Existing Premises Lease Expiration Date. In addition, and notwithstanding anything to the contrary contained in the Lease, because the Lease Term is currently not scheduled to be co-terminus for the Existing Premises and the Expansion Space, any term of the Lease that is based on the expiration or earlier termination of the Lease Term shall, unless the context clearly indicates otherwise (or unless the Lease is subsequently amended in the sole and absolute discretion of the parties to be co-terminus), be deemed to separately and independently apply to the expiration or earlier termination of the Lease Term for the Existing Premises or the Expansion Space, as applicable.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(k)
Option Term for Expansion Space. The terms of the Extension Option Rider shall separately apply to the Expansion Space and, accordingly, shall be deemed incorporated into this Second Amendment for such purposes, except that, notwithstanding anything to the contrary contained in the Extension Option Rider, with respect to the Expansion Space only,
(i)
if the first Option Term is exercised as provided in the Extension Option Rider (as modified herein), such exercise shall, instead of extending the initial Lease Term as originally provided therein, instead extend the initial Expansion Space Lease Term, (ii) the reference to the “initial Lease Term” in Section 3(i) of the Extension Option Rider shall be deemed deleted and replaced with “initial Expansion Space Lease Term”, and (iii) the references to the “Premises” in the Extension Option Rider shall be deemed deleted and replaced with “Expansion Space”. For the avoidance of doubt, the parties specifically agree that nothing contained in this paragraph shall be deemed to modify the separate and independent applicability of the Extension Option Rider to the Existing Premises in accordance with, and subject to, the terms therein, or to apply any of the modifications applicable under this paragraph to the Expansion Space, except that, with respect to the Existing Premises only, the references to the “Premises” in the Extension Option Rider shall be deemed deleted and replaced with “Existing Premises”. Also, for the avoidance of doubt, the parties specifically agree that (A) with respect to the Expansion Space, (1) if the first Option Term is successfully exercised, such first Option Term shall commence on August 1, 2033 and, unless sooner terminated in accordance with the terms of the Lease, end on July 31, 2038, and (2) if the second Option Term is successfully exercised, such second Option Term shall commence on August 1, 2038 and, unless sooner terminated in accordance with the terms of the Lease, end on July 31, 2043; and

(B) with respect to the Existing Premises, (1) if the first Option Term is successfully exercised, such first Option Term shall commence on March 1, 2031 and, unless sooner terminated in accordance with the terms of the Lease, end on February 28, 2036, and (2) if the second Option Term is successfully exercised, such second Option Term shall commence on March 1, 2036 and, unless sooner terminated in accordance with the terms of the Lease, end on February 28, 2041.

(l)
Termination Rights for Expansion Space.

(i)
Tenant’s Termination Right for Expansion Space. Notwithstanding anything to the contrary contained in this Second Amendment, Tenant shall have the one-time right (“Tenant’s Termination Right”) to terminate the Lease for the Expansion Space only, effective as of 11:59:59 p.m., Pacific Time, on February 28, 2031 (for such purposes, the “Termination Date”); provided that, as a condition precedent to such early termination: (A) Landlord shall have received written notice (the “Tenant Termination Notice”) from Tenant on or before
(ii)

February 28, 2030 (the “Outside Tenant Termination Notice Date”), stating that Tenant intends to terminate the Lease for only the Expansion Space pursuant to the terms of this Section; and (B) Tenant shall cure any “Material Default” (as defined below). Within thirty (30) days after Landlord’s receipt of the Tenant Termination Notice, Landlord shall provide written notice (the “Termination Fee Notice”) to Tenant setting forth a calculation of the unamortized sum, as of the Termination Date, of the following amounts (collectively, the “Termination Fee”): the Second Amendment Tenant Improvement Allowance paid by Landlord (which shall specifically be deemed to also include any amounts deducted from or otherwise applied against the Second Amendment Tenant Improvement Allowance in accordance with, and subject to, the terms of the Second Amendment Work Letter), any brokerage commissions paid by Landlord in connection with this Second Amendment, and the “Expansion Space Base Rent Abatement” (as defined below) provided to Tenant, all as amortized on a straight-line basis without interest over the entirety of the originally- scheduled full initial Expansion Space Lease Term beginning from and after the Expansion Space Commencement Date. Absent demonstrable error in the Termination Fee Notice of Landlord’s calculation of the Termination Fee (in which case the parties shall work

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

together in good faith to resolve such error as soon as reasonably possible), Tenant shall pay the Termination Fee to Landlord within thirty (30) days after Tenant’s receipt of the Termination Fee Notice or resolution of any such error, as applicable. Provided that Tenant performs all of the foregoing in accordance with the terms of this Section, the Lease shall automatically terminate and be of no further force or effect for the Expansion Space (except as set forth below) as of the Termination Date as if such Termination Date were the originally-scheduled Expansion Space Lease Expiration Date under this Second Amendment, and Landlord and Tenant shall thereafter be relieved of their respective obligations under the Lease for the Expansion Space with the same force and effect as would have been the case upon the originally-scheduled Expansion Space Lease Expiration Date; accordingly, Landlord and Tenant shall have all the rights and remedies with respect to any obligation of the other under the Lease for the Expansion Space that accrues on or prior to the Termination Date and is not satisfied by Landlord or Tenant, as applicable, on or prior to the Termination Date (e.g., Tenant’s obligations regarding indemnity, insurance, maintenance and repair, surrender, any demising of the Premises, and with respect to Tenant’s payment of any Rent; without limiting the generality of the foregoing, such payment obligation of Tenant shall specifically include the payment of any amounts owed in connection with any future reconciliation of Direct Expenses in accordance with the terms of the Lease), and with respect to any obligations of Landlord or Tenant, as applicable, that expressly survive the expiration or earlier termination of the Lease (as applied to the Expansion Space). Notwithstanding anything to the contrary contained in this Second Amendment, upon Tenant’s delivery of the Tenant Termination Notice, Tenant’s right to exercise any Option Term for the Expansion Space shall terminate and be of no further force or effect. If Tenant exercises Tenant’s Termination Right in accordance with the terms herein, on the Termination Date, Tenant shall vacate the Expansion Space and surrender and deliver exclusive possession thereof to Landlord in accordance with the terms of the Lease. Tenant’s Termination Right shall expire and be of no further force or effect if Tenant fails to deliver the Tenant Termination Notice to Landlord by the Outside Tenant Termination Notice Date. If Tenant exercises Tenant’s Termination Right in accordance with the terms of this Section but retains possession of the Expansion Space or any part thereof after the Termination Date, then, in addition to all other rights and remedies Landlord may have pursuant to the Lease and at law and in equity, Tenant shall be deemed a holdover tenant with respect to the Expansion Space only and the terms of Section 16 of the Original Lease shall apply.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Tenant’s Termination Right is personal only to the Tenant named in this Second Amendment (the “Named Tenant”) or any Permitted Transferee Assignee, and may not be exercised by any other Tenant, assignee, subtenant or other transferee of or successor to any portion of the Named Tenant’s interest under the Lease or to the Expansion Space. As used herein, a “Material Default” shall mean any monetary default under the Lease by Tenant beyond all applicable notice and cure periods, and any other material default under the Lease by Tenant beyond all applicable notice and cure periods (including, without limitation, in connection with any failure by Tenant to make any material repair required of Tenant under the Lease, and with respect to any Hazardous Materials contamination caused by Tenant) as reasonably determined by Landlord in a manner consistent with the standards applicable to Comparable Buildings in any event.

(iii)
Landlord’s Termination Right for Expansion Space. Notwithstanding anything to the contrary contained in this Second Amendment, Landlord shall have the one-time right (“Landlord’s Termination Right”; Landlord’s Termination Right, together with Tenant’s Termination Right, may collectively be referred to in this Second Amendment as the “Termination Rights”) to terminate the Lease for the Expansion Space only, effective as of 11:59:59 p.m., Pacific Time, on the Termination Date, if for any reason (A) the first Option Term for the Existing Premises is not exercised or the initial Lease Term for the Existing Premises is not actually renewed pursuant to the Extension Option Rider, as modified herein), and (B) the initial Lease Term for the Existing Premises is otherwise not extended or renewed beyond the Expansion Space Lease Expiration Date by mutual written agreement of the parties; provided that, as a condition precedent to such early termination, Tenant shall have received written notice (the “Landlord Termination Notice”) from Landlord stating that Landlord intends to terminate the Lease for only the Expansion Space pursuant to the terms of this Section, and setting forth the Termination Fee. The timing for any such delivery by Landlord of the Landlord Termination Notice shall be as follows: (1) if such Landlord Termination Notice is pursuant to Tenant not exercising its first Option Term for the Existing Premises, then it shall be so delivered by no later than March 31, 2030, or (2) if such Landlord Termination Notice is pursuant to Tenant attempting to exercise its first Option Term for the Existing Premises but such exercise not being successful, then it shall be so delivered by the later to occur of March 31, 2030 or the date that is thirty (30) days after Landlord reasonably confirms that such exercise has not been successful (and Tenant shall reasonably cooperate with Landlord in making such confirmation, including, without limitation and if factually correct, by acknowledging in writing that any such exercise has not been successful). In any event, absent demonstrable error in the Landlord Termination Notice of Landlord’s calculation of the Termination Fee (in which case the parties shall work together in good faith to resolve such error as soon as reasonably possible), Tenant shall pay fifty percent (50%) of the Termination Fee (which shall be deemed payment in full, even though such payment is for less than the full Termination Fee) to Landlord within thirty (30) days after Tenant’s receipt of the Landlord Termination Notice or resolution of any such error, as applicable. Provided that Landlord performs all of the foregoing in accordance with the terms of this Section, the Lease for the Expansion Space shall automatically terminate and be of no further force or effect (except as set forth below) as of the Termination Date as if such Termination Date were the originally-scheduled Expansion Space Lease Expiration Date under this Second Amendment, and Landlord and Tenant shall thereafter be relieved of their respective obligations under the Lease for the Expansion Space with the same force and effect as would have been the case upon the originally- scheduled Expansion Space Lease Expiration Date; accordingly, Landlord and Tenant shall have all
(iv)

the rights and remedies with respect to any obligation of the other under the Lease for the Expansion Space that accrues on or prior to the Termination Date and is not satisfied by Landlord or Tenant, as applicable, on or prior to the Termination Date (e.g., Tenant’s obligations regarding indemnity, insurance, maintenance and repair, surrender, any demising of the Premises, and with respect to Tenant’s payment of any Rent; without limiting the generality of the foregoing, such payment obligation of Tenant shall specifically include the payment of any amounts owed in connection with any future reconciliation of Direct Expenses in accordance with the terms of the Lease), and with respect to any obligations of Landlord or Tenant, as applicable, that expressly survive the expiration or earlier termination of the Lease (as applied to the Expansion Space).

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Notwithstanding anything to the contrary contained in this Second Amendment, upon Landlord’s delivery of the Landlord Termination Notice, Tenant’s right to exercise any Option Term for the Expansion Space shall terminate and be of no further force or effect. If Landlord exercises Landlord’s Termination Right in accordance with the terms herein, on the Termination Date, Tenant shall vacate the Expansion Space and surrender and deliver exclusive possession thereof to Landlord in accordance with the terms of the Lease. Landlord’s Termination Right shall expire and be of no further force or effect if Landlord fails to deliver the Landlord Termination Notice to Tenant by the Outside Landlord Termination Notice Date. If Landlord exercises Landlord’s Termination Right in accordance with the terms of this Section but Tenant retains possession of the Expansion Space or any part thereof after the Termination Date, then, in addition to all other rights and remedies Landlord may have pursuant to the Lease and at law and in equity, Tenant shall be deemed a holdover tenant with respect to the Expansion Space only and the terms of Section 16 of the Original Lease shall apply.

(v)
Conflict. Notwithstanding anything to the contrary contained herein, if Tenant attempts to validly exercise Tenant’s Termination Right and Landlord attempts to validly exercise Landlord’s Termination Right, then Tenant’s exercise of Tenant’s Termination Right shall control and Landlord’s exercise of Landlord’s Termination Right shall not take effect. In addition, if Tenant’s Termination Right or Landlord’s Termination Right is exercised such that the Lease would, upon such termination, remain in effect for the Existing Premises, then the parties shall promptly enter into an amendment to the Lease reflecting such downsizing of the Premises (and the adjustment of Lease terms that are dependent upon the size of the Premises).

3.
Base Rent. In addition to any other amounts due and payable by Tenant in connection with the Lease to be paid in the manner specified therein (including, without limitation, Base Rent for the Existing Premises, Tenant’s Share of Direct Expenses, and parking charges), Tenant shall, beginning on the Expansion Space Commencement Date, pay in the manner specified in the Lease, Base Rent for the Expansion Space as follows:

Dates	Monthly Base Rent	Annual Base Rent
[***]*	[***]*	[***]*
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]
[***]	[***]	[***]

*Notwithstanding anything to the contrary contained in this Second Amendment, but subject to the terms of this paragraph, Base Rent for the Expansion Space only (but not for the Existing Premises) shall be abated during the ten (10) consecutive month period beginning on November 1, 2022 and ending on August 31, 2023 (collectively, the “Expansion Space Base Rent Abatement”). Tenant shall pay any other amounts due in connection with the Lease during any such months of Expansion Space Base Rent Abatement (including, without limitation, Base Rent for the Existing Premises, Tenant’s Share of Direct Expenses, and parking charges). If there is any Material Default, any remaining Expansion Space Base Rent Abatement shall be suspended from the initial date the default that became a Material Default occurred, until such time, if ever, that such Material Default is cured. For the avoidance of doubt, the parties specifically agree that nothing contained in this Second Amendment shall be deemed to modify the Base Rent payable for the Existing Premises under the terms of the Lease.

4.
Tenant’s Share; Public Entity Ownership of Project.

(m)
Tenant’s Share. Effective as of the Expansion Space Commencement Date, (i) Tenant’s Share of the Building for the Expansion Space shall be [***]%, and (ii) Tenant’s Share of the Project for the Expansion Space shall be [***]%. For the avoidance of doubt, the parties specifically agree that nothing contained in this paragraph shall be deemed to modify Tenant’s Share of the Building for the Existing Premises (i.e., [***]%) or Tenant’s Share of the Project for the Existing Premises (i.e., [***]%).

(n)
Public Entity Ownership of Project. Notwithstanding anything to the contrary contained in the Lease, effective retroactively to the Lease Commencement Date, Tenant acknowledges and agrees that for so long as the Project is owned by the State of California or any local public entity of government, including, without limitation, a state public retirement system, the Lease and Tenant’s interest hereunder may constitute a possessory interest subject to property taxation and as a result may be subject to the payment of property taxes levied on that interest. In addition and notwithstanding anything to the contrary contained in the Lease, effective retroactively to the Lease Commencement Date, for so long as the Project is owned by a state public retirement system, the full cash value, as defined in Sections 110 and 110.1 of the California Revenue and Taxation Code, of the possessory interest upon which property taxes will be based will equal the greater of (i) the full cash value of the possessory interest, or (ii) if Tenant has leased less than all of the Project, Tenant’s Share of the full cash value of the Project that would have been enrolled if the Project had been subject to property tax upon acquisition by the state public retirement system.

5.
Parking. Effective as of the Expansion Space Commencement Date, the terms of the Lease applicable to parking shall apply in full force and effect to the Expansion Space (including, without limitation, the terms of Sections 24.2 and 24.3 of the Original Lease and the parking rules and regulations attached as Exhibit E to the Original Lease); provided, that,
6.

notwithstanding anything to the contrary contained in the Lease, Section 12 of the Summary and Section 24.1 of the Original Lease (except for the last sentence of such Section 24.1, which shall apply to the “Expansion Space Passes”, as defined below) shall not apply to the Expansion Space; and provided, further, that, effective as of the Expansion Space Commencement Date and notwithstanding anything to the contrary contained in the Lease, the terms of the Lease applicable

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

to parking are hereby modified as follows for the Expansion Space only (for the avoidance of doubt, the parties specifically agree that nothing contained in this Section 5 shall be deemed to modify the terms of the Lease applicable to parking for the Existing Premises):

(o)
Expansion Space Passes. For as long as the Lease for the Expansion Space is in effect, (i) Tenant shall rent two (2) unreserved parking passes per 1,000 usable square feet of the Expansion Space (the foregoing parking space ratio shall be known herein as the “Mandatory Expansion Space Parking Ratio”), which amounts to a total of one hundred and three

(103) unreserved parking passes (collectively, the “Mandatory Expansion Space Unreserved Passes”), for parking by Tenant’s employees and Permitted Occupants in the Parking Areas; (ii) notwithstanding the immediately preceding subsection (i), three (3) of such Mandatory Expansion Space Unreserved Passes shall be deemed automatically converted to reserved parking passes in the locations therefor outlined on Exhibit C attached hereto and incorporated herein (collectively, the “Expansion Space Reserved Passes”), and shall be rented by Tenant for parking by Tenant’s employees and Permitted Occupants in the Parking Areas; and (iii) Tenant shall have the right to rent or surrender from time to time (and upon no less than thirty (30) days’ prior written notice delivered by Tenant to Landlord in any event) up to two (2) unreserved parking passes per 1,000 usable square feet of the Expansion Space (the foregoing parking pass ratio shall be known herein as the “Optional Expansion Space Parking Ratio”), which amounts to a total of up to one hundred and three (103) unreserved parking passes (collectively, the “Optional Expansion Space Unreserved Passes”), for parking by Tenant’s employees and Permitted Occupants in the Parking Areas; provided, that, subject to the “Conditional Extra Space Right” (as defined below), Tenant shall have no further right to rent any Optional Expansion Space Unreserved Pass if at any time during the Expansion Space Lease Term, for a period of six (6) or more consecutive months, Tenant ceases to use such Optional Expansion Space Unreserved Pass. In addition, if any unreserved parking passes in the Parking Areas are available on a month-to-month basis (as determined by Landlord in its sole but good faith discretion; provided, that any such unreserved parking pass that is subject to the “Priority Lease”, as defined below, shall specifically be deemed unavailable for such purposes), Tenant shall have the right (the “Conditional Extra Space Right”) to rent or surrender from time to time (and upon no less than thirty (30) days’ prior written notice delivered by Tenant to Landlord in any event), and subject, on such month-to-month basis, to the continuation of any such availability in any event (as determined by Landlord in its sole but good faith discretion), up to one (1) unreserved parking pass per 1,000 usable square feet of the Expansion Space (the foregoing parking space ratio shall be known herein as the “Conditional Parking Ratio”), which amounts to a total of up to fifty-one (51) unreserved parking passes (collectively, the “Conditional Expansion Space Unreserved Passes”; the Mandatory Expansion Space Unreserved Passes plus the Expansion Space Reserved Passes, any Optional Expansion Space Unreserved Passes and any Conditional Expansion Space Unreserved Passes may collectively be referred to herein as the “Expansion Space Passes”), for parking by Tenant’s employees and Permitted Occupants in the Parking Areas; and

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(p)
Generally. For the avoidance of doubt, the parties specifically agree that the Expansion Space Passes shall be in lieu and in place of any other parking passes or ratios that would otherwise be applicable to the Expansion Space under the terms of the Original Lease, including, without limitation, pursuant to Section 12 of the Summary and Section 24.1 of the Original Lease.

7.
Building Signage. Effective as of the date of this Second Amendment, “Tenant’s Signage” as defined in Section 21.3.1 of the Original Lease shall be deemed to include (and the terms of the Original Lease regarding Tenant’s Signage, including, without limitation, the terms of such Section 21.3, shall also be deemed to apply to) the following: (a) the existing one (1) sign containing Tenant’s logo located on one of the entry doors of the Building, and (b) up to two (2) additional signs containing Tenant’s name and/or logo located on the exterior of the Building, so that Tenant would have a total of up to three (3) exterior Building signs (for such purposes, collectively, the “Building Signage”). So long as Tenant leases the entirety of the Expanded Premises, Landlord hereby agrees that the Building Signage is exclusive to Tenant and that Landlord shall not grant any other exterior Building signage rights to any other party or entity. Tenant’s right to Building Signage is personal only to the Named Tenant or any Permitted Transferee Assignee, and may not be otherwise assigned, subleased or transferred or succeeded to. For the avoidance of doubt, the parties specifically agree that nothing contained in this paragraph shall be deemed to modify the terms of such Section 21.3 regarding the Monuments, except that the parties acknowledge and hereby correct the following typo in the second sentence of Section 21.3.2 of the Original Lease (which correction shall be deemed to apply with respect to the Building Signage as well): “Tenant’s signage program for the Project” as such language appears therein shall be deemed deleted and replaced with “Landlord’s signage program for the Project”.

8.
Right of First Offer.

(q)
Exercise. Subject and subordinate to then-existing rights of Awesomeness, LLC and Kite Pharma, Inc. (collectively, including any assignees, subtenants and other transferees of and successors to the same, the “Priority Parties”) under an existing occupancy agreement for the “Offer Space”, as defined below (as such occupancy agreement may have been and may hereafter be amended and otherwise modified, collectively, the “Priority Lease”), any extension or renewal of the Priority Lease (regardless of whether or not any Priority Party has any current right to extend or renew), and/or any replacement of the Priority Lease with any new lease or other occupancy agreement with any Priority Party in lieu of an extension or renewal, regardless of whether or not any Priority Party has any current right to extend or renew, Landlord shall, prior to offering the same to any other party (other than the then-current tenant or other occupant therein), first offer (the “Right of First Offer”) to lease to Tenant all, and not less than all, of any space in the East Building (any such space, an “Offer Space”) the first time, but not any subsequent time (and, whether or not Tenant takes such space in accordance with the terms of this Section 7, the Right of First Offer shall terminate with respect to such Offer Space at hand) such Offer Space becomes available; such offer shall be in writing and shall specify the lease terms for such Offer Space, including the rent to be paid for such Offer Space and the date on which such Offer Space shall be included as part of the Premises (an “Offer Notice”). Within five (5) business days after Landlord delivers to Tenant an Offer Notice, and subject to “Tenant’s Special ROFO Rights” (as defined
(r)

below), Tenant shall notify Landlord in writing whether Tenant elects to lease the entire Offer Space on the terms set forth in such Offer Notice. If Tenant timely elects to lease such Offer Space, then Landlord and Tenant shall execute an amendment to the Lease, effective as of the date such Offer Space is to be included as part of the Premises, on the terms set forth in such Offer Notice and, to the extent not inconsistent with such Offer Notice, the terms of the Lease; provided, that (i) the terms of this Section 7 shall thereafter be void and of no further force or effect with respect to such Offer Space, (ii) to the extent not inconsistent with the terms of such Offer Notice, Tenant’s Share, the L-C Amount (or, if applicable pursuant to the terms of Section 25.8 of the Original Lease, any Security Deposit), any reduction of the L-C Amount available pursuant to the terms of Section 25.3 of the Original Lease, and the parking passes to be rented pursuant to the Mandatory Expansion Space Parking Ratio shall be equitably and proportionately increased (or, in the case of any applicable L-C Amount reduction, equitably and proportionately adjusted) in proportion to the

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

increase in the rentable (or, with respect to such parking passes, usable) square footage of the Premises, (iii) unless otherwise hereafter expressly agreed in writing by the parties in their sole and absolute discretion, no special terms from the Lease (as reasonably determined by Landlord; provided, that renewal rights, expansion rights, termination rights, monument signage rights, Building signage rights, dog rights, abatement rights, reserved parking rights, roof rights, generator rights, permitted user/occupant rights, and rights to self-perform janitorial services shall specifically be deemed special terms for such purposes) shall apply to such Offer Space, and (iv) subject to Landlord’s ongoing maintenance and repair obligations and except to the extent otherwise set forth (if at all) in such Offer Notice, Tenant shall accept such Offer Space in an “AS-IS” condition and Landlord shall not provide to Tenant any allowances (e.g., moving allowance, construction allowance, and the like) or other tenant inducements (including, without limitation, any rent credits or abatements). Notwithstanding anything to the contrary contained in the Lease, if Tenant exercises the Right of First Offer, Landlord may, in its sole and absolute discretion, elect to terminate Tenant’s Termination Right by delivering written notice of such election to Tenant at any time.

(s)
Failure to Exercise. If Tenant declines, fails or is otherwise unable to timely exercise the Right of First Offer for the Offer Space at hand, then, subject to “Tenant’s Special ROFO Rights” (as defined below), the Right of First Offer shall lapse with respect to the Offer Space at hand (the “Lapse”), time being of the essence with respect to the exercise thereof (it being understood that, whether or not Tenant takes such Offer Space, the Right of First Offer is a one-time right only with respect to such Offer Space), and Landlord may lease all or a portion of such Offer Space to third parties on such terms as Landlord may elect; provided, that if the material economic terms for such Offer Space or such lesser portion equate to less than ninety-five percent (95%) of those offered to Tenant in such Offer Notice (equitably pro-rated for any such lesser portion), then the Right of First Offer shall again apply with respect to such Offer Space or any such lesser portion, pursuant to the terms hereof; and provided, further, that if Landlord does not lease all or a portion of such Offer Space within one hundred eighty (180) days following the Lapse (subject to extension to the extent Landlord prior to the expiration of such one hundred eighty (180) day period has been and continues to negotiate in good faith with the same party for such Offer Space), then the Right of First Offer shall again apply with respect to such Offer Space, pursuant to the terms herein (Tenant’s rights under this sentence may collectively be referred to herein as “Tenant’s Special ROFO Rights”). Unless already or hereafter otherwise expressly agreed to by Landlord in writing in Landlord’s sole and absolute discretion, in no event shall Landlord be obligated to pay a
(t)

commission with respect to any space leased by Tenant under this Section 7, and Tenant shall protect, defend, indemnify and hold Landlord and its agents and representatives harmless from and against any and all “Claims” (as defined below) in any way arising or resulting from or in connection with or related to commissions or other compensation claimed by any broker or agent thereto to the extent Landlord has not so expressly agreed in writing to pay the same in accordance with the foregoing. If Tenant declines, fails or is otherwise unable to exercise the Right of First Offer, Tenant shall, promptly following Landlord’s request therefor, acknowledge such inability in writing for the benefit of Landlord.

(u)
Termination. Notwithstanding anything to the contrary contained in this Section 7, the Right of First Offer shall terminate and be of no further force or effect if (i) the Lease or Tenant’s right to possession of any portion of the Expanded Premises is terminated, (ii) Tenant or any Permitted Transferee, Permitted Transferee Assignee or Permitted Occupant fails to occupy at least fifty percent (50%) of the Expanded Premises from and after the Expansion Space Commencement Date, (iii) less than two (2) years remain in the then-applicable Lease Term for the Existing Premises, except that the termination under this subsection (iii) shall not apply to the extent that Tenant extends both the Existing Premises Lease Term and the Expansion Space Lease Term for successive periods of at least five (5) additional years apiece, (iv) there is, at any time during Tenant’s exercise of the Right of First Offer,

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

a Default, or if, at any time, there have been more than two (2) Defaults in the immediately preceding twelve (12) month period or more than five (5) Defaults at any time in the aggregate, (v) Landlord enters into an occupancy agreement with any of the Priority Parties for any Offer Space, (vi) Tenant has delivered the Tenant Termination Notice or exercised Tenant’s Termination Right, (vii) Landlord has delivered the Landlord Termination Notice or exercised Landlord’s Termination Right, (viii) Landlord duly delivers an Offer Notice (subject to Tenant’s Right of First Offer with respect to the Offer Space at hand as provided in the Offer Notice, it being acknowledged by the parties that, as a one-time right in accordance with the terms herein, the Right of First Offer shall terminate and be of no force or effect once Tenant has been given the opportunity to exercise or decline to exercise the Right of First Offer for the Offer Space at hand in accordance with the terms herein), but subject in any event to Tenant’s Special ROFO Rights, or (ix) Tenant does not deliver with any acceptance of an Offer Notice Tenant’s most recent financial statement for the last completed calendar year, certified as true, correct and complete by an authorized officer of Tenant and demonstrating that, to Landlord’s reasonable and good faith satisfaction (and not as a subterfuge to void any right of Tenant under the Lease), Tenant’s financial condition is reasonably sufficient to fulfill the obligations of Tenant under the Lease; provided, that notwithstanding anything to the contrary contained in this Section 7(c)(ix), Tenant shall not be required to separately deliver any financial statement under this Section 7(c)(ix) if Tenant is a publicly traded corporation at the time it would otherwise be required to separately deliver such financial statement and such financial information is publicly available to Landlord (in such event, Landlord shall be responsible for accessing such financial information). The Right of First Offer is personal only to the Named Tenant or any Permitted Transferee Assignee, and may not be exercised by any other Tenant, assignee, subtenant or other transferee of or successor to any portion of the Named Tenant’s interest under the Lease or to the Premises. Tenant shall have no remedies for Landlord’s failure to deliver possession of any portion of an Offer Space to Tenant due to any holding over by any other tenant or occupant of any portion of such Offer Space in violation of the terms of any lease or other agreement; provided, that Landlord shall use commercially reasonable
(v)

efforts to cause the timely vacation of such Offer Space by any such tenant or occupant upon the expiration or earlier termination of the occupancy agreement therefor.

9.
Lease Modifications/Clarifications.

(w)
Janitorial Services. For the avoidance of doubt, the parties specifically acknowledge and agree that, effective as of the Expansion Space Commencement Date, the terms of Section 6.8 of the Original Lease (entitled “Janitorial Services”) shall apply to the Expanded Premises.

(x)
Conceptual Pre-Approval of Future Alterations. For the avoidance of doubt, the parties specifically acknowledge and agree that the terms of Section 8.1.1 of the Original Lease shall continue to apply in full force and effect, except that, effective as of the Expansion Space Commencement Date, such terms shall be deemed modified as follows:

(vi)
the terms of Section 8.1.1(i) (relating to Skylights) of the Original Lease shall be deemed to apply to the Expanded Premises;

(vii)
the “and” that immediately precedes Section 8.1.1(iii) of the Original Lease shall be deemed deleted and the following shall be added at the end of such Section 8.1.1(iii) as the new Section 8.1.1(iv): “, and (iv) so long as Tenant leases the Expanded Premises, any proposed modification to any exterior portion of the Expanded Premises (including, without limitation, regarding painting of the exterior of the Building, texture, movement of exterior walls, removal of exterior walls and replacing the same with glass doors or windows or roll-up doors with respect to the Building, and/or creation of any atrium or outdoor spaces attached to the Building)”; provided, that, with respect to such new subsection (iv), (A) even if the rentable and/or usable square footage(s) of the Expanded Premises decreases as a result of any such modification, the rentable and usable square footages of the Expanded Premises as stated in this Second Amendment shall not be decreased, nor shall any of the terms of the Lease that are based on such rentable and/or usable square footages be modified as a result of such decrease, it being the specific intent of the parties that the economic terms of the Lease shall not be modified to the detriment of Landlord as a result of any such modifications, (B) if the rentable and/or usable square footage(s) of the Expanded Premises increases as a result of any such modification (an “Actual Increase”), then during the portion of the Lease Term that

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

occurs on or prior to the Expansion Space Lease Expiration Date, the rentable and usable square footages of the Expanded Premises as stated in this Second Amendment shall not be increased, nor shall any of the terms of the Lease that are based on such rentable and/or usable square footages be modified as a result of such Actual Increase, it being the specific intent of the parties that the economic terms of the Lease shall not be modified to the detriment of Tenant as a result of any such modifications; however, for any extension or renewal of the Lease Term of any portion of the Expanded Premises that is in effect beyond the Expansion Space Lease Expiration Date, the rentable and usable square footages of the Expanded Premises as stated in this Second Amendment and that are part of any such Actual Increase shall be deemed proportionately increased, and the parties shall promptly enter into an amendment to the Lease reflecting such Actual Increase and commensurately adjusting the terms of the Lease that are based on such rentable and usable square footages (e.g., Base Rent, Tenant’s Share of Direct Costs, and the number of parking passes
(viii)

to which Tenant is entitled under the Lease based on parking ratios applicable to the Expansion Space), (C) Landlord shall specifically have the right to refuse consent to any such modification if Landlord in good faith believes any such modification could detract from the value of the Project or, except to the extent any such modification will be removed pursuant to subsection (D) that immediately follows, make leasing or otherwise marketing the Expanded Premises to another tenant more difficult, and (D) Landlord shall inform Tenant at the time Landlord consents to any such modification whether any such modification will need to be removed at the expiration or earlier termination of the Lease Term for any portion of the Expanded Premises (in which event the terms of the Lease regarding removal and restoration of Alterations and other improvements shall, at such time, apply with respect to any such modification, including, without limitation, such terms regarding repair and restoration);

(ix)
for purposes of application to the foregoing new Section 8.1.1(iv) only, the reference in Section 8.1.1 to the “Tenant Improvements” shall be deemed deleted and replaced with “Second Amendment Tenant Improvements”;

(x)
“8.5” as it appears in such Section 8.1.1 is hereby deleted and replaced with “8.4” (it being acknowledged by the parties that the initial reference to such a Section

8.5 was a typo, and no such Section 8.5 exists); and

(xi)
the terms of the last sentence of such Section 8.1.1 shall apply to any work contemplated under such Section 8.1.1 that Landlord reasonably determines could invalidate Landlord’s roof warranty.

(y)
Landlord’s Property. For the avoidance of doubt, the parties specifically acknowledge and agree that the terms of Section 8.4 of the Original Lease shall continue to apply in full force and effect, except that, (i) for purposes of such Section 8.4 only, any reference therein to the “Tenant Improvements” shall mean not just the Tenant Improvements as defined pursuant to the Original Lease, but also the Second Amendment Tenant Improvements, (ii) the references to “at the expiration or earlier termination of this Lease” in such Section 8.4 shall be deemed deleted and replaced with “at the expiration or earlier termination of this Lease for the portion of the Premises that is the subject of the applicable Alterations and/or Tenant Improvements”, (iii) notwithstanding anything to the contrary contained in the Lease, Tenant shall have no obligation to remove (A) the three (3) stairwells (including guardrails) already installed in the Existing Premises as of the date of this Second Amendment, and (B) the two (2) additional stairwells Tenant has notified Landlord that Tenant plans to install for the Expansion Space in accordance with, and subject to, the terms of the Lease, and (iv) Landlord shall inform Tenant at the time Landlord approves or consents to any Second Amendment Tenant Improvements whether any such Second Amendment Tenant Improvements will need to be removed at the expiration or earlier termination of the Lease Term for the portion of the Expanded Premises that is the subject of such Second Amendment Tenant Improvements (in which event the terms of the Lease regarding removal of Second Amendment Tenant Improvements shall, at such time, apply with respect to any such Second Amendment Tenant Improvements, including, without limitation, such terms regarding repair and restoration); provided, that, notwithstanding anything to the contrary contained in this

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

(z)

Second Amendment, Tenant shall not be required to remove any Second Amendment Tenant Improvements that consist of ordinary and customary general office improvements.

(aa)
Telecommunications Equipment. For the avoidance of doubt, the parties specifically acknowledge and agree that, effective as of the Expansion Space Commencement Date, Tenant’s lease of the Expansion Space shall be subject to Section 26.41 of the Original Lease (entitled “Telecommunications Equipment”), except that such Section 26.41 is hereby modified as follows: the reference to “prior to the expiration or earlier termination of this Lease” in such Section

26.41 shall be deemed deleted and replaced with “the expiration or earlier termination of this Lease for the portion of the Premises that is served by the applicable Telecommunications Equipment”.

(bb)
Emergency Generator. For the avoidance of doubt, the parties specifically acknowledge that Tenant shall not be entitled to any additional Generator as a result of leasing the Expansion Space; instead the terms of Section 26.42 of the Original Lease (entitled “Emergency Generator”) entitling Tenant to one (1) Generator in accordance with, and subject to, the terms therein shall remain in full force and effect without modification by this Second Amendment. Any work proposed to be done by Tenant to connect the Generator to the Expansion Space (as well as the Existing Premises) shall be subject to the terms of the Lease regarding work applicable to the Generator, including, without limitation, such Section 26.42 of the Original Lease, and all at Tenant’s sole cost and expense.

(cc)
Dogs. For the avoidance of doubt, the parties specifically acknowledge and agree that, effective as of the Expansion Space Commencement Date, Tenant’s lease of the Expansion Space shall be subject to Section 26.43 of the Original Lease (entitled “Dogs”).

(dd)
Common Area Courtyard. Reference is made to that certain approximately 10,000 square foot Common Area outdoor courtyard located, as of the date of this Second Amendment, between the Building and the East Building (the “Common Area Courtyard”). Notwithstanding anything to the contrary contained in this Second Amendment, so long as Tenant leases the entirety of the Expanded Premises and subject in any event to Landlord’s right to temporarily or permanently remove the Common Area Courtyard as a Common Area at any time or from time to time in Landlord’s sole and absolute discretion, Landlord shall not enter into a lease or other occupancy agreement for the entirety of the Common Area Courtyard for the exclusive use of another tenant or occupant (a “3rd Party Courtyard Lease”); provided, that, Landlord may enter into any 3rd Party Courtyard Lease for less than the entirety of the Common Area Courtyard, but in such case the Lease shall be promptly amended (based on substantially the same terms of the Lease applicable to the Deck Areas) to grant Tenant a license for the exclusive use of a portion of the Common Area Courtyard equal to Tenant’s Share of the Project for the then-applicable aggregate Premises (in which case any such 3rd Party Courtyard Lease shall in the aggregate be for not more than the remaining portion of the Common Area Courtyard not so licensed by Tenant).

(ee)
Notices to Tenant. Until such time as Tenant delivers written notice to Landlord of any change to any such address, Tenant’s addresses for any Notices shall be as follows:
(ff)

Tenant’s Notice Addresses (4 separate notices):

GoodRx, Inc.

2701 Olympic Boulevard, West Building Santa Monica, California 90404 Attention: Trevor Bezdek, CEO,

Romin Nabiey, VP Finance,

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

Gracye Cheng, VP Legal, and

Andrew Barrett-Weiss, Director, Workplace Experience

10.
Condition of Premises. Without limitation as to Landlord’s ongoing maintenance and repair obligations under the Lease, Tenant acknowledges that (a) it has been occupying and continues to occupy the Existing Premises, (b) it is familiar with the condition of the Expanded Premises, (c) subject to completion of the construction of the Second Amendment Tenant Improvements and any payment of the Second Amendment Tenant Improvement Allowance in accordance with, and subject to, the terms of the Second Amendment Work Letter, other than the remaining portion of the Tenant Improvement Allowance under the Original Lease (which remaining portion is, as of the date of this Second Amendment, $438,616.78), Tenant accepts the Expanded Premises in its “as-is, where-is and with all faults” condition without improvement or allowance, and

(d) Landlord has made no representation or warranty regarding the condition of the Expanded Premises or the suitability thereof for Tenant’s business.

11.
Estoppels.

(gg)
Tenant’s Estoppel. Tenant hereby certifies and acknowledges to Landlord that, as of the date of mutual execution of this Second Amendment, to Tenant’s actual knowledge without duty of investigation or inquiry, (i) Landlord is not in default under the Lease;
(ii)
Tenant does not have any defenses to its obligations under the Lease; (iii) there are no offsets against Rent; (iv) Tenant has delivered to Landlord the L-C in the amount of $9,000,000.00; and (v) Landlord has completed any improvements and paid any allowances required to be constructed or paid by Landlord in accordance with the terms of the Lease, other than the remaining portion of the Tenant Improvement Allowance under the Original Lease (which remaining portion is, as of the date of this Second Amendment, $[***]) and subject to construction of the Second Amendment Tenant Improvements and payment of any Second Amendment Tenant Improvement Allowance in accordance with, and subject to, the terms of the Second Amendment Work Letter. Tenant acknowledges and agrees that: (A) the certifications and acknowledgments herein set forth constitute a material consideration to Landlord in entering into this Second Amendment; (B) such certifications and acknowledgments are being made by Tenant for purposes of inducing Landlord to enter into this Second Amendment; and (C) Landlord is relying on such certifications and acknowledgments in entering into this Second Amendment. As used in this Second Amendment, “Tenant’s actual knowledge without duty of investigation or inquiry” shall mean and refer to the actual knowledge without duty of investigation or inquiry of Andrew Barrett-Weiss, the Workplace Experience Manager for Tenant, and, as of the date of mutual execution of this Second Amendment, Tenant
(iii)

hereby represents and warrants to Landlord that Andrew Barrett-Weiss is the Workplace Experience Manager for Tenant and has a job description that requires knowledge of matters and information related to the Lease.

(hh)
Landlord’s Estoppel. Landlord hereby certifies and acknowledges to Tenant that, as of the date of mutual execution of this Second Amendment, to Landlord’s actual knowledge without duty of investigation or inquiry, (i) Tenant is not in default under the Lease; (ii) Landlord does not have any defenses to its obligations under the Lease; and (iii) Landlord is holding the L-C in the amount of $9,000,000.00. Landlord acknowledges and agrees that: (A) the certifications and acknowledgments herein set forth constitute a material consideration to Tenant in entering into this Second Amendment; (B) such certifications and acknowledgments are being made by Landlord for purposes of inducing Tenant to enter into this Second Amendment; and (C) Tenant is relying on such certifications and acknowledgments in entering into this Second Amendment. As used in this Second Amendment, “Landlord’s actual knowledge without duty of investigation or inquiry” shall mean and refer to the actual knowledge without duty of investigation or inquiry of Amy Xu, the asset manager of the Building, and, as of the date of mutual execution of this Second Amendment, Landlord hereby represents and warrants to Tenant that Amy Xu is the asset manager of the Building and has a job description that requires knowledge of matters and information related

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

to the Lease.

12.
Brokers. Except with respect to LA Realty Partners and Cushman & Wakefield of California, Inc., the brokers involved in this Second Amendment (collectively, the “Brokers”), Landlord and Tenant each hereby represents and warrants to the other that such party making such representation and warranty has not entered into any agreement or taken any other action that might result in any obligation on the part of Landlord or Tenant to pay any brokerage commission, finder’s fee or other compensation with respect to this Second Amendment, and each agrees to protect, defend, indemnify and hold the other harmless from and against any and all actions, adjudications, awards, causes of action, claims, costs, damages, demands, expenses (including, without limitation, attorneys’ fees and costs and court costs), fees, fines, forfeitures, injuries, judgments, liabilities, liens, losses, obligations, orders, penalties, proceedings, stop notices and suits (collectively, “Claims”) in any way arising or resulting from or in connection with or related to any breach or inaccuracy of such representation and warranty made by such party. Any commission payable by Landlord to the Brokers based on this Second Amendment shall be pursuant to the terms of a separate agreement.

13.
Limitations of Liability. It is expressly understood and agreed that notwithstanding anything to the contrary contained in the Lease, and notwithstanding any applicable Law to the contrary, the liability of Landlord hereunder (including any successor landlord) and any recourse by Tenant against Landlord shall be limited solely and exclusively to the interest of Landlord in and to the Building (which shall include, without limitation, unencumbered insurance proceeds, condemnation proceeds, proceeds of sale and rents and other income from the Building), and neither Landlord, nor any of its constituent partners, shall have any personal liability therefor, and Tenant hereby expressly waives and releases such personal liability on behalf of itself and all persons claiming by, through or under Tenant. Notwithstanding anything to the contrary contained in the Lease, except with respect to Landlord’s right to consequential damages as provided in Article
14.

16 of the Original Lease and except with respect to Tenant’s liability for any disturbance or exacerbation of Hazardous Materials by Tenant, under no circumstances shall Landlord or Tenant be liable for consequential, punitive or special damages, including, without limitation, injury to either party’s business or for any loss of income or profit therefrom; provided, that the foregoing shall not be deemed to limit Landlord’s remedies with respect to any Rent payable to Landlord.

15.
Exculpation.

(ii)
Landlord’s Exculpation; LaSalle Investment Management as Signatory. This Second Amendment is being executed by LaSalle Investment Management, Inc. (“LaSalle”) as investment manager for California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California (“CALSTRS”), the sole member of Landlord. No present or future officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Landlord or CALSTRS shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent under or in connection with the Lease or any other document or instrument heretofore or hereafter executed in connection with the Lease. Tenant hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section are in addition to, and not in limitation of, any limitation on liability applicable to Landlord provided by applicable Laws or in any other contract, agreement or instrument. Tenant further acknowledges that LaSalle has entered into this Second Amendment as investment manager to CALSTRS, the sole member of Landlord, and Tenant agrees that all persons dealing with LaSalle must look solely to Landlord for the enforcement of any Claims arising under the Lease (subject to the limitations upon Landlord’s liability set forth above and in the Lease), as neither LaSalle nor any of its affiliated entities nor any of their respective officers, directors, agents, managers, trustees, employees, members, investment managers, partners or shareholders assume any personal, corporate, partnership, limited liability company, or other liability for any of the obligations entered into by LaSalle as investment manager for CALSTRS, the sole member of Landlord.

(jj)
Tenant’s Exculpation. No present or future officer, director, shareholder,

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent of Tenant or any of Tenant’s affiliates shall have any personal liability, directly or indirectly, and recourse shall not be had against any such officer, director, shareholder, employee, trustee, partner, member, manager, retirant, beneficiary, internal investment contractor, investment manager or agent, under or in connection with the Lease or any other document or instrument heretofore or hereafter executed in connection with the Lease. Landlord hereby waives and releases any and all such personal liability and recourse. The limitations of liability provided in this Section 13(b) are in addition to, and not in limitation of, any limitation on liability applicable to Tenant provided by applicable Laws or in any other contract, agreement or instrument.

16.
Acknowledgment, Representation and Warranty Regarding Prohibited Transactions. Tenant acknowledges that Landlord is wholly owned by CALSTRS, a unit of the
17.

California Government Operations Agency established pursuant to Title 1, Division 1, Parts 13 and 14 of the California Education Code, Sections 22000, et seq., as amended (the “Education Code”). As a result, Tenant acknowledges that CALSTRS is prohibited from engaging in certain transactions with or for the benefit of an “employer”, “employing agency”, “member”, “beneficiary” or “participant” (as those terms are defined or used in the Education Code). In addition, Tenant acknowledges that certain restrictions under the Internal Revenue Code, 26 U.S.C. Section 1, et seq. (the “Code”) may apply to distributions made by CALSTRS to its members, beneficiaries and participants. Accordingly, Tenant represents and warrants to Landlord and CALSTRS that (a) Tenant is neither an employer, employing agency, member, beneficiary or participant; (b) Tenant has not made any contribution or contributions to Landlord or CALSTRS; (c) neither an employer, employing agency, member, beneficiary nor participant, nor any person who has made any contribution to Landlord or CALSTRS, nor any combination thereof, is related to Tenant by any relationship described in Section 267(b) of the Code; (d) neither Landlord, CALSTRS, LaSalle, their affiliates, related entities, agents, officers, directors or employees, nor any CALSTRS board member, employee or internal investment contractor thereof or therefor (collectively, “Landlord Affiliates”) has received or will receive, directly or indirectly, any payment, consideration or other benefit from, nor does any Landlord Affiliate have any agreement or arrangement with, Tenant or any person or entity affiliated with Tenant, relating to the transactions contemplated by the Lease except as expressly set forth in the Lease; and (e) no Landlord Affiliate has any direct or indirect ownership interest in Tenant or any person or entity affiliated with Tenant.

18.
California Accessibility Disclosure. For purposes of Section 1938(a) of the California Civil Code, Landlord hereby discloses to Tenant, and Tenant hereby acknowledges, that the Expanded Premises and the Project have not undergone inspection by a Certified Access Specialist (“CASp”). As required by Section 1938(e) of the California Civil Code, Landlord hereby states as follows: “A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.” In furtherance of the foregoing, Landlord and Tenant hereby agree as follows: (a) any CASp inspection requested by Tenant shall be conducted, at Tenant’s sole cost and expense, by a CASp reasonably approved by Landlord, subject to Landlord's reasonable rules and requirements; and (b) Tenant, at its sole cost and expense, shall be responsible for making any improvements or repairs to correct violations of construction-related accessibility standards identified by the Tenant requested CASp inspection.

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

19.
Miscellaneous. Landlord and Tenant hereby ratify and confirm their respective rights and obligations under the Lease (without limiting the generality of the foregoing, the parties specifically acknowledge and agree that, even though it was mistakenly identified in the first paragraph of the First Amendment as “GoodRx, a Delaware corporation” instead of by its correct name of “GoodRx, Inc., a Delaware corporation”, Tenant at all times has been and continues
20.

to be the Tenant under the Lease). Except as specifically herein amended, the Lease is and shall remain in full force and effect according to the terms thereof. In the event of any conflict between the terms of the Lease and the terms of this Second Amendment, the terms of this Second Amendment shall control. The headings to sections of this Second Amendment are for convenient reference only and shall not be used in interpreting this Second Amendment. This Second Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement. Delivery of an electronically executed signature page hereof by electronic transmission (including, without limitation, via emailed .pdf or DocuSign) shall specifically be deemed as effective as delivery of a manually executed signature page hereof.

[SIGNATURE PAGE FOLLOWS]

Certain information marked as [***] has been excluded from this exhibit because it is both (i) not material and (ii) is the type that the Registrant treats as private or confidential.

IN WITNESS WHEREOF, Landlord and Tenant have caused their duly authorized representatives to execute this Second Amendment as of the date first above written.

“LANDLORD”:

CSHV PEN FACTORY, LLC,

a Delaware limited liability company

By: California State Teachers’ Retirement System, a public entity created pursuant to the laws of the State of California, its sole member

/s/ Amy Xu

/s/ Amy Xu

By: LaSalle Investment Management, Inc. Its: Investment Manager

By: Authorized Signatory

“TENANT”:

GOODRX, INC.,

/s/ Ian Karsten Voermann

/s/ Ian Karsten Voermann

a Delaware corporation

By: Name: Ian Karsten Voermann

Its: Chief Financial Officer